PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number: 1982

                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                                Fixed Rate Notes


Principal Amount:              $50,000,000

CUSIP Number:                  59018S7J7

Interest Rate:                 7.48000%

Original Issue Date:           June 13, 2000

Stated Maturity Date:          June 13, 2002

Interest Payment Dates:        Each June 13th and December  13th,  commencing on
                               December   13th,   2000,   subject  to   Modified
                               Following Business Day Convention.

Repayment at the Option
of the Holder:                 The Notes cannot be repaid prior to the Stated
                               Maturity Date.

Redemption at the Option
of the Company:                The Notes cannot be redeemed prior to the Stated
                               Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                       The Chase Manhattan Bank

Dated:                         June 8, 2000